Exhibit 10.4

AMENDMENT NO. 1 TO THE

VALMONT 2002 STOCK PLAN

Effective April 26, 2004, Section 5.2 of the Valmont 2002 Stock Plan is amended and restated in its entirety to read as follows:

“5.2  Cancelled, Terminated or Forfeited Awards.  Any shares of Stock subject to an Award which for any reason are cancelled, terminated or otherwise settled without the issuance of any Stock shall again be available for Awards under the Plan.  In the event that an Award is exercised through the delivery of Stock or in the event that withholding tax liabilities arising from such Award are satisfied by the withholding of Stock by the Company, the number of shares available for Awards under the Plan shall be increased by the number of shares delivered or withheld.  Notwithstanding the immediately preceding sentence, the number of shares available for Awards under the Plan shall not be increased by the number of any previously issued shares surrendered in connection with the exercise of an Award or in connection with the tax withholding for an Award, more than ten years after the date of the most recent shareholder approval of the Plan.”